SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): December 21, 2006

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu	150060
Harbin Kai Fa Qu, Harbin, China
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-451-86116757

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Registrant believes,” “management believes” and similar words or phrases. The forward-looking statements are based on the Registrant’s current expectations and are subject to certain risks, uncertainties and assumptions. The Registrant’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward-looking statements.

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2006, Citadel Equity Fund Ltd. (“Citadel”) entered into a waiver agreement (the “Waiver”) with Harbin Electric, Inc. (the “Registrant”). Pursuant to an indenture dated as of August 30, 2006 (the “Indenture”), entered into by and among the Registrant, Advanced Electric Motors, Inc., a wholly-owned subsidiary of the Registrant, as guarantor, and The Bank of New York, as trustee, with respect to the Registrant’s Guaranteed Senior Secured Floating Rate Notes due 2012 and the Registrant’s Guaranteed Senior Secured Floating Rate Notes due 2010 (collectively, the “Notes”), the Registrant was obligated, pursuant to Section 4.27 of the Indenture, to appoint a senior financial officer knowledgeable about the U.S. capital markets and proficient in English on a full-time basis with the Registrant by December 28, 2006, and was obligated to pay $1,200,000 in liquidated damages if such appointment was not made by such date.

Citadel is the holder of $26.5 million aggregate principal amount of the outstanding Notes which represent 53% of the aggregate principal amount of the outstanding Notes. Pursuant to the terms of the Indenture, the holders of not less than a majority of all outstanding Notes may waive, on behalf of the holders of all Notes, compliance with certain of the provisions set forth in the Indenture, including the Registrant’s obligation described above to appoint a senior financial officer by December 28, 2006 and to pay liquidated damages in the event that such appointment was not made by such date.

Pursuant to the Waiver, Citadel waived, until February 28, 2007, the Registrant’s obligation set forth in the Indenture to appoint a senior financial officer knowledgeable about the U.S. capital markets and proficient in English on a full-time basis with the Registrant. In addition, Citadel waived any and all claims to liquidated damages that may otherwise have accrued prior to February 28, 2007 due to the Registrant’s failure to appoint a senior financial officer in compliance with Section 4.27 of the Indenture, provided that if the Registrant fails to appoint such senior financial officer on or prior to February 28, 2007, the Registrant shall immediately thereafter be obligated to pay the holders of the Notes such liquidated damages on a pro rata basis (proportionate to their respective holdings of such Notes then outstanding). Pursuant to the Waiver, Citadel also agreed to amend that certain Purchase Agreement, dated August 29, 2006, by and among the Registrant, Advanced Electric Motors, Inc., Citadel and Merrill Lynch International, to effectuate the same extension with respect to Registrant’s obligation to appoint a senior financial officer.

The form of the Waiver is filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Waiver Agreement, dated December 21, 2006, entered into by and between Citadel Equity Fund Ltd. and Harbin Electric, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

By:	/s/ Tianfu Yang
Name: Tianfu Yang
Title: Chairman and Chief Executive Officer

Dated: December 22, 2006